UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/02/2005

WARREN RESOURCES INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-33275

MD	11-3024080
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

489 Fifth Avenue, 32nd Floor, New York, NY 10017
(Address of Principal Executive Offices, Including Zip Code)

(212) 697-9660
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

On April 29, 2005, Warren Resources, Inc. (the "Company") issued a press release announcing that the Company has elected to fully redeem before maturity its 13.02% Sinking Fund Convertible Bonds due December 31, 2010 ("2010 Bonds"), at their regular redemption price of 110% of the principal amount thereof ($1,010.00 per $1,000.00) plus accrued interest to the redemption date of June 29, 2005 ("Redemption Date").

All interest on the 2010 Bonds called for redemption will cease to accrue on and after the Redemption Date of June 29, 2005.

The redemptions are being made under terms of the 2010 Bonds, which permit the Company to redeem them prior to maturity. Notice of redemption of the 2010 Bonds was mailed Bondholders of record on April 29, 2005.

At any time prior to the close of business on the Redemption Date, bondholders may exercise their right to convert their 2010 Bonds into shares of the Company's common stock at the conversion rate of 200 shares of the Company's Common Stock per $1,000 principal amount at maturity ($5.00 per share). The 2010 Bonds may be converted any time prior to the Redemption Date by the bondholder surrendering the original 2010 Bond certificate to the Paying Agent/Trustee with the conversion notice (located on the back of the certificate) duly completed and executed.

American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038 is the redemption Paying Agent and Trustee.

A copy of the press release announcing the redemptions of the 2010 Bonds is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits:

99.1       Press Release dated April 29, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

WARREN RESOURCES INC

Date: May 02, 2005.	By:	/s/ Norman F. Swanton
Norman F. Swanton
Chairman & Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 29, 2005.